UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (date of earliest event reported): July 28, 2010
MICROFINANCIAL INCORPORATED
(Exact name of registrant as specified in its charter)
MASSACHUSETTS
(State or other jurisdiction of incorporation)

1-14771	04-2962824
(Commission file number)	(IRS Employer Identification Number)
10-M Commerce Way, Woburn, MA 01801
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: 781-994-4800
N/A
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
On July 28, 2010, the Registrant’s wholly-owned subsidiary, TimePayment Corp. (the “Borrower”) entered into an amendment (the “Second Amendment”) to its secured revolving line of credit (the “Facility”) with Sovereign Bank, as agent (the “Agent”) and the lenders thereunder (the “Lenders”). The Facility, as last amended in February 2009, had been scheduled to expire on August 2, 2010.
Under the Second Amendment, the maturity date of the Facility was extended to August 2, 2013. At the same time, the total commitment of the Lenders under the Facility was increased from $85 million to $100 million. The interest rate payable by the Borrower under the Facility for Base Rate loans was lowered by 50 basis points, from the Base Rate (defined in the Facility to mean the “prime rate” made available by the Agent from time to time) plus 1.75%, to the Base Rate plus 1.25%. The interest rate on LIBOR loans was lowered from LIBOR plus 3.75%, to LIBOR plus 3.25%. For both Base Rate loans and LIBOR loans, the previously applicable minimum interest rate of five percent will no longer apply. If the Lenders have not offered to extend the maturity date further within 30 days of the August 2, 2013 maturity date, and no default is continuing at the time, then at the Borrower’s option the outstanding principal balance under the Facility will be converted to a term loan, payable over six months in installments, due February 2, 2014 and bearing interest at rates 50 basis points higher than the rates applicable under the Facility.
In addition, the ongoing financial covenant under the Facility relating to interest coverage was amended in favor of the Borrower. Specifically, the Borrower must maintain a ratio of consolidated earnings before interest and taxes (EBIT) to consolidated interest expense of not less than 1.4 to 1 at the end of any quarter (previously 2 to 1).
The Second Amendment also made certain clarifying and updating changes, but the other terms of the Facility remain the same in material respects, including the borrowing base calculation and the other affirmative and negative covenants applicable to the Registrant and the Borrower. The Facility is guaranteed by the Registrant and by Leasecomm Corporation (“Leasecomm”), also a wholly-owned subsidiary of the Registrant. The Facility and related guarantees are secured by a first priority security interest in the assets of the Borrower, the Registrant and Leasecomm, including the equity interest of the Registrant in both the Borrower and Leasecomm.
The foregoing description of the Second Amendment is a summary of material changes only, and is qualified in its entirety by reference to the Amended and Restated Credit Agreement between the parties attached as an exhibit to the Registrant’s Form 8-K filed on July 15, 2008, the first amendment to the Facility dated February 10, 2009 and attached as an exhibit to the Registrant’s Form 8-K filed on February 17, 2009, and the Second Amendment described in this report and attached to this report as Exhibit 10.1.

Item 7.01.	Regulation FD Disclosure.
On July 28, 2010, the Registrant issued a press release announcing the amendment to the Facility. A copy of that press release is furnished under this report as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

Exhibit	Exhibit Title
Exhibit 10.1	Agreement and Amendment No. 2, dated July 28, 2010, to Amended and Restated Credit Agreement dated July 9, 2008

Exhibit 99.1	Press Release dated July 28, 2010

SIGNATURES
Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICROFINANCIAL INCORPORATED Registrant
	By:	/s/ James R. Jackson, Jr.
James R. Jackson, Jr.
Dated: August 2, 2010		Vice President and Chief Financial Officer